UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2013

AVANTAIR, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51115	20-1635240
(Commission File Number)	(IRS Employer Identification No.)

4311 General Howard Drive, Clearwater, Florida	33762
(Address of Principal Executive Offices)	(Zip Code)

(727) 539-0071

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 26, 2013, Avantair, Inc. (the “Company”) commenced employee furloughs as the Company addresses liquidity issues and seeks alternative financing arrangements that it hopes will enable it to resume operations as quickly and efficiently as possible. In addition, on June 24, 2013 the Company received notice of service of a class action lawsuit filed by Heisman Square, L.L.C. in Oklahoma County District Court, Oklahoma.

On June 13, 2013, the Company also entered into a Forbearance Agreement with Midsouth Services, Inc. and Clear Aircraft, Inc. (“Lessor”) related to past due lease payments for certain core fleet aircraft leased to the Company by the Lessor. On June 18, 2013 and June 25, 2013, the Company was notified by the Lessor that it was in breach of the terms of the Forbearance Agreement and the Lessor has been exercising and will continue to exercise all rights and remedies available under the Forbearance Agreement and applicable law, including taking possession of its leased aircraft and aircraft engines.

The information furnished in this section of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVANTAIR, INC.

Date: June 26, 2013	By:	/s/ Bret A. Holmes
Bret A. Holmes
Chief Financial Officer
(Authorized Officer and Principal Financial Officer)